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                                                                  Exhibit 10(ii)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm under "LEGAL MATTERS" in the statement of additional information included in Post-Effective Amendment No. 11 to the Registration Statement on Form N-4 for Variable annuity contracts issued through New England Variable Annuity Fund I (File No. 333-11137). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                         SUTHERLAND ASBILL & BRENNAN LLP

                            By: /s/ Stephen E. Roth

                                Stephen E. Roth


Washington D.C.
October 28, 2002